UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2020

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events.

Effective November 8, 2019 cbdMD, Inc. and certain of our subsidiaries including IM1, LLC (“IM1”) and Encore Endeavor 1, LLC (“EE1”) (collectively, the “Level Parties”) entered into a Settlement Agreement and Mutual General Release Agreement with EEI Holdings, LLC, IM1 Holdings, LLC, Sandbox Properties, LLC (“Sandbox), kathy ireland Worldwide, Inc., B&B Bandwidth LLC, Erik Sterling and Jason Winters (collectively, the “kiWW Parties”), the terms of which provided, in part, that the parties agreed to transfer the accounts receivable of EE1 and the minority interest of both EE1 and IM1 to us and we agreed to have all rights to certain past contracts or customers for those entities assigned to the minority holders. Sandbox is affiliated with and managed by executives of kathy ireland Worldwide, Inc. As consideration, Sandbox was obligated to cause a total payment of $1,000,000 to be made to us, with $83,333.34 due on or before November 14, 2019 and the remaining amount due in equal installments of $83,334.34 by the 15th day of each month.

On February 26, 2020, after notice of Sandbox’s non-payment of $83,333.34 due on February 15, 2020 and Sandbox’ continued failure to make such payment, we notified the kiWW Parties of a default. Upon this default, under the terms of the agreement the kiWW Parties are obligated to pay us 10% interest on the amount due and an administrative fee of $5,000.

The Settlement Agreement and Mutual General Release Agreement also contains a confidentiality clause limiting our ability to disclose certain terms of the agreement, including Sandbox’s obligation to pay us $1,000,000. On February 26, 2020 we also notified the kiWW Parties that the default triggered a reportable event by us. We reached this conclusion given the material amount owed to us by the kiWW Parties.

If payment of all amounts due us are not received immediately, we expect to aggressively pursue the enforcement by the kiWW Parties of the payment terms of the Settlement Agreement and Release Agreement. It is possible that we will be unable to collect all amounts due us, or even if the kiWW Parties should cure the immediate default, a subsequent default could occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: February 28, 2020	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer